Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-151839) and in the Registration Statements on Form S-8 (Nos. 33-46865, 33-64380, 333-7328, 333-8270, 333-10156, 333-13988, 333-147914, 333-156093) of Rio Tinto plc and Rio Tinto Limited of our report dated 30 March 2010 relating to the financial statements and the effectiveness of internal control over financial reporting of the Rio Tinto Group, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP	PricewaterhouseCoopers
London, United Kingdom	Brisbane, Australia
27 May 2010	27 May 2010